                                                                   Exhibit 99.3

                1998 CLASS A ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                        subsection 5.02(e) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                         CAPITAL ONE MASTER TRUST 1994-3

         Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and The Bank of New York, as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class A Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. The information is presented on the basis of an original principal amount of $1,000 per Class A Certificate. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.       Information Regarding Distributions
         to Class A Certificateholders
         (Stated on the basis of $1,000
         original principal amount).

1.       The total amount distributed to Class A
         Certificateholders, per $1,000 interest            $          59.00745
                                                             ------------------

2.       The amount of the distribution set
         forth in paragraph 1 above in
         respect of principal on the Class A
         Certificates, per $1,000 interest                  $           0.00000
                                                             ------------------

3.       The amount of the distribution set
         forth in paragraph 1 above in
         respect of interest on the Class A
         Certificates, per $1,000 interest                  $          59.00745
                                                             ------------------


         CAPITAL ONE BANK                        HARRIS TRUST
         as Servicer,                            as Paying Agent,

         By: /s/ Charles Kim                     By: /s/ Keith Richardson
            -------------------------------         ---------------------------
         Name:    Charles Kim                    Name:    Keith Richardson
         Title:   Director of Securitization     Title:

                1998 CLASS B ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                        subsection 5.02(e) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                         CAPITAL ONE MASTER TRUST 1994-3

         Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and The Bank of New York, as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class B Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. The information is presented on the basis of an original principal amount of $1,000 per Class B Certificate. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.       Information Regarding Distributions
         to Class B Certificateholders
         (Stated on the basis of $1,000
         original principal amount).

1.       The total amount distributed to Class B
         Certificateholders, per $1,000 interest            $          73.50000
                                                             ------------------

2.       The amount of the distribution set
         forth in paragraph 1 above in
         respect of principal on the Class
         B Certificates, per $1,000 interest                $           0.00000
                                                             ------------------

3.       The amount of the distribution set
         forth in paragraph 1 above in
         respect of interest on the Class B
         Certificates, per $1,000 interest                  $          73.50000
                                                             -------------------


         CAPITAL ONE BANK                       HARRIS TRUST
         as Servicer,                           as Paying Agent,


         By: /s/ Charles Kim                    By: /s/ Keith Richardson
            --------------------------------       ----------------------------
         Name:    Charles Kim                   Name:    Keith Richardson
         Title:   Director of Securitization    Title: